                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Matthew Eckl and Paul M. Gohr, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, (1) any and all notices pursuant to Rule l44 under the Securities Act of 1933 with respect to sales of shares of common stock, par value $0.01 per share, or other securities, of CECO Environmental Corp., including, without limitation, all notices of proposed sale on Form 144, and (2) any and all statements or reports under
Section 16 of the Securities Exchange Act of 1934 with respect to the beneficial ownership of common stock, par value $0.01 per share, or other securities, of
CECO Environmental Corp., including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes in beneficial ownership on Form 4, all annual statements of beneficial ownership on Form 5 and all successor or similar forms, to be filed with the Securities and Exchange
Commission, to execute any and all amendments or supplements to any such notices, statements or reports, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises (including, without limitation, completing, executing, delivering and filing a Form ID to apply for electronic filing codes), as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all that said attorney or attorneys-in- fact, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, and each of them, in serving in such capacity at the request of the undersigned, are not assuming any of the responsibilities of the undersigned to comply with Section 16 of the
Securities Exchange Act of 1934 or any other legal requirement. This Power of
Attorney shall remain in effect until revoked in writing by the undersigned.

/s/ Todd R. Gleason
------------------------------
Name:  Todd R. Gleason

Date: July 1, 2020